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                                                                    Exhibit 99.2

CONTACT: JOSEPH MACNOW
(201) 587-1000

                                               [Vornado Operating Company logo]
                                               Park 80 West, Plaza II
                                               Saddle Brook, New Jersey 07663

FOR IMMEDIATE RELEASE - December 31, 1998

         SADDLE BROOK, NEW JERSEY . . . . . Vornado Operating Company (AMEX:
VOO) announced today that it has purchased from Vornado Realty Trust (NYSE: VNO) approximately 1.7% of the outstanding partnership units in Charles E. Smith Commercial Realty, L.P. ("CESCR"), a Virginia limited partnership that owns and manages office properties and affiliated retail space in the Washington D.C. and Northern Virginia region, for a purchase price of approximately $12.9 million. Vornado Realty Trust will own approximately 9.6% of CESCR after the purchase by VOO.

         Vornado Operating Company is based in Saddle Brook, New Jersey.

         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the operating and financial results of Vornado Operating Company and CESCR, the results and performance of which may be subject to factors that might cause a material difference, including, but not limited to, (a) changes in the general economic climate, (b) local conditions such as the oversupply of space or a reduction in demand for real estate in the area, (c) conditions of tenants, (d) competition from other available space, (e) increased operating costs and interest expense, (f) the timing of and costs associated with property improvements, (g) changes in taxation or zoning laws, (h) government regulations, (i) availability of financing on acceptable terms, (j) potential liability under environmental or other laws and regulations, (k) general competitive factors, and (l) the impact of the Year 2000 issue, including the effect of third parties' failure to address the Year 2000 issue as well as the Company's and CESCR's own readiness.



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